EXHIBIT 11.2

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
COMPUTATION OF PER SHARE EARNINGS
Three-Month, Six-Month and Twelve-Month
Periods Ended June 30, 1996
                                                                 Fully
Three Months Ended June 30, 1996:               Primary         Diluted
======================================         ==========      ==========
Weighted Average Number of Shares:
 Average Common Shares Outstanding at
 June 30, 1996                                 61,234,350      61,234,350
 Dilutive Effect for Nonqualified
  Stock Options at June 30, 1996                  342,993         406,438
                                               ----------      ----------
 Weighted Average Shares at
 June 30, 1996                                 61,577,343      61,640,788
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $   23,429      $   23,429
  Dividend Requirements on Preferred Shares             0               0
                                               ----------      ----------
  Balance Available for Common Shareholders    $   23,429      $   23,429
                                               ==========      ==========
Earnings Per Average Common Share              $     O.38(a)   $     0.38(a)
                                               ==========      ==========

Six Months Ended June 30, 1996:                 Primary         Diluted
=======================================        ==========      ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   June 30, 1996                               61,649,509      61,649,509
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1996                 364,434         406,438
                                               ----------      ----------
  Weighted Average Shares at
   June 30, 1996                               62,013,943      62,055,947
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $   90,915      $   90,915
  Dividend Requirements on Preferred Shares           119             119
                                               ----------      ----------
  Balance Available for Common Shareholders    $   90,796      $   90,796
                                               ==========      ==========
Earnings Per Average Common Share              $     1.46(a)   $     1.46(a)
                                               ==========      ==========

                                                                 Fully
Twelve Months Ended June 30, 1996:              Primary         Diluted
=======================================        ==========      ==========
Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   June 30, 1996                               62,219,569      62,219,569
  Dilutive Effect for Nonqualified
   Stock Options at June 30, 1996                 278,995         406,438
                                               ----------      ----------
  Weighted Average Shares at
   June 30, 1996                               62,498,564      62,626,007
                                               ==========      ==========
Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)
  Net Income                                   $  179,101      $  179,101
  Dividend Requirements on Preferred Shares         1,651           1,651
                                               ----------      ----------
  Balance Available for Common Shareholders    $  177,450      $  177,450
                                               ==========      ==========
Earnings Per Average Common Share              $     2.84(a)   $     2.83(a)
                                               ==========      ==========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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